Exhibit 99.1

Helicos BioSciences Expands Its License with Arizona Technology Enterprises Covering Next Generation Sequencing; New Patents Continue to Issue

CAMBRIDGE, Mass., August 30, 2011 — Helicos BioSciences Corporation (OTCQB: HLCS.PK) announced today that it has amended its existing license with Arizona Technology Enterprises (AzTE) to include all activities that fall within the scope of, or constitute the practice of, the licensed patents, and gives Helicos full and unencumbered rights to the associated intellectual property.   The license, which gives Helicos rights to several patents covering sequencing-by-synthesis methods, now expressly includes detection methods that do not rely on optically-labeled nucleotides.

“The expanded license is another example of Helicos’s successful strategy of systematically expanding its IP portfolio.  The newly acquired rights will be an important asset in our licensing and IP monetization efforts that include the active litigation announced previously.” stated Dr. Ivan Trifunovich, President and CEO of Helicos.  “In addition to the expanded license, Helicos continues to increase the depth and breadth of company’s patent estate through newly issued patents and a large number of important patent applications in process.  As we witness the rapid expansion of next generation sequencing applications covered by our patents in the research and molecular diagnostic (MDx) fields, we intend to maximize the return to our stakeholders through a licensing program and IP enforcement mechanisms.” continued Dr. Trifunovich.

In 2011, 8 Helicos’s patents were issued or allowed, and more than a dozen patent applications were filed. For example, U.S. patent No. 7,875,440 (currently the subject of an inter parties reexamination by the USPTO based upon the request of Life Technologies Corporation), entitled “Method of determining the nucleotide sequence of oligonucleotides and DNA molecules”, which derives from an existing foundational invention with a very early priority date of May 1998, and U.S. patent No. 7,897,345 entitled “Short Cycle Methods for Sequencing Polynucleotides”.  Both patents contain very broad claims that cover the very core chemistry of most major next generation sequencing platforms.  Another example is U.S. patent 7,948,625, titled “Apparatus and Methods for Analyzing Samples”, which covers instrument claims on a lighting system for detecting samples that includes 2 light sources.

Additional information can be found in Helicos’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 31, 2011 together with its Quarterly Report on Form 10-Q for the second quarter 2011, as filed with the SEC on August 12, 2011. These reports include a discussion regarding the company’s need to raise capital, disclosures regarding the company’s operational results and liquidity position, and additional disclosures regarding other risks and uncertainties faced by Helicos.

About Helicos BioSciences:

Helicos BioSciences is focused on innovative sequencing-based genetic analysis technologies. Helicos’ proprietary True Single Molecule Sequencing (tSMS(TM)) technology allows the direct measurement of natural DNA without the confounding steps of sample manipulation or nucleic acid amplification. Helicos is committed to commercializing new options for researchers, patients and physicians seeking reliable, cost-efficient nucleic acid sequencing results. For more information, please visit www.helicosbio.com.

Forward Looking Statements:

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements herein which are not strictly historical statements, including, without limitation, expressed or implied statements regarding Helicos’ intellectual property portfolio and the expansion thereof and the potential for maximizing the value of Helicos for its stakeholders, management’s strategy, plans and objectives for future operations, and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the costs of, and potential for an adverse outcome from, our existing and any future intellectual property litigation; our ability to obtain, maintain and protect our intellectual property rights; our limited financial resources and substantial doubt about our ability to continue as a going concern; our ability to obtain capital on favorable terms or at all; our ability to retain our remaining personnel or to find adequate replacements, if necessary; and other risks detailed in Helicos’ annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Helicos periodically files with the Securities and Exchange Commission. Helicos does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the publication of this press release, except as required by law.